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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9864 E Grand River, Ste 110-301 Brighton, Michigan		48116
(Address of Principal Executive Offices)		(Zip Code)

______________________________________________________________________________________________________________________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

On February 15, 2013, JPX Global, Inc. (hereafter, “Company”) entered into an agreement to acquire all of the outstanding shares of Scorpex, Inc., a Nevada corporation (hereafter, “Scorpex”), in exchange for 103,250,000 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock of the Company (such transaction is hereafter referred to as the “Acquisition”). A material condition of the Acquisition, production of audited financial statements, has not been provided by Scorpex and therefore the Acquisition is terminated in accordance with its terms. All stock issuances have been rescinded associated with the Acquisition and the total issued and outstanding stock of the Company is 30,100,000 shares of common stock and 0 shares of preferred stock. No termination penalties have been incurred by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: May 16, 2013	By:	/s/ James P. Foran
James P. Foran Chief Executive Officer